===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report: January 2, 2008


                              Dorman Products, Inc.
               ----------------------------------------------------
              (Exact name of registrant as specified in its charter)


    Pennsylvania                       000-18914                 23-2078856
    ------------                       ---------                 ----------
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)


      3400 East Walnut Street,
       Colmar, Pennsylvania                                 18915
-------------------------------------------------------------------------------
        (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: 215-997-1800
                                                   ----------------------------


-------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================

Item 1.01. Entry into a Material Definitive Agreement.

        On December 24, 2007, Dorman Products, Inc. (formerly R&B, Inc.)
(the "Borrower") entered into Amendment No. 1 ("Amendment No. 1") to the Third Amended and Restated Credit and Security Agreement with Wachovia Bank, National Association ("Wachovia") and any other Bank becoming a party thereto, and successors and assigns of the foregoing (the "Agreement"). The Amendment amends the Agreement by extending the Revolving Credit Termination Date to June 30, 2010.

        Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. A copy of the Agreement and reltated documents have been filed as exhibits to the Current Report on Form 8-K dated July 27, 2006. The description set forth herein is qualified in its entirety by reference to the Amendment, the Agreement and related documents.

        The Agreement, dated July 24, 2006, provides the Borrower with a $30 million maximum aggregate credit facility. Under the Agreement, at the Borrowers' election, the Interest Rate per annum applicable to Revolving Credit Balance under the Agreement will be either (1) Prime Rate as announced by Wachovia from time to time, (2) an Adjusted LIBOR Rate as measured by reference to an adjusted London inter-bank offered rate, or "LIBOR", divided by a Eurocurrency Reserve Requirement as defined in Section 4.01 of the Agreement, plus an Applicable Margin which fluctuates between 65 basis points and 150 basis points based on the ratio of the Company's Consolidated Funded Debt to Consolidated EBITDA, or (3) an Adjusted LIBOR Market Index Rate as measured by the LIBOR Market Index Rate plus the Applicable Margin.

        Under the Agreement, Borrower is required to pay (A) a fee of 0.125% on all unused Credit Facilities, payable quarterly in arrears, and (B) a letter of credit commission (i) for standby Letters of Credit issued on or after March 6, 2004 or any renewals of standby Letters of Credit issued prior to March 6, 2004, at a rate equal to the Applicable Margin in effect at the time of the issuance or renewal of any Letter of Credit, and (ii) for trade Letters of Credit issued
(a) prior to March 6, 2004 (and any subsequent renewals of such Letters of Credit) or (b) on or after March 6, 2004, at the rate of one-quarter percent (1/4%) per annum of the face amount of each trade Letter of Credit for the period (including renewal periods) during which any such Letter of Credit is outstanding.

        The Agreement contains affirmative and negative covenants typical of this type of facility, including: (i) restrictions on Borrower's and its Subsidiaries' ability to allow liens on their assets, (ii) restrictions on the incurrence of indebtedness, (iii) restrictions on the Borrower's and its Subsidiaries' ability to dispose of assets, engage in mergers or acquisitions, make loans or investments, transfer property or make payments to present or former shareholders, officers, or other Affiliates of Borrower, (iv) the requirement that the Borrower will maintain a Consolidated Total Funded Debt to EBITDA ratio of no more than 2:50:1.00 for each quarter ending on or after June 30, 2006.

        The Borrower's obligations under the Agreement are guaranteed by certain of its subsidiaries.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit Number          Description

10.1 (1) Third Amended and Restated Credit and Security Agreement, dated as of July 24, 2006, between the Borrower and Wachovia.

10.1.1 Amendment No. 1 dated December 24, 2007, to the Third Amended and Restated Credit and Security Agreement, dated as of July 24, 2006.


----------------------
Notes:

(1) Incorporated by reference to the Exhibits filed with the Company's Current Report on Form 8-K dated July 27, 2006.

                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Dorman Products, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Dorman Products, Inc.



Dated: January 2, 2008                 By:   /s/ Mathias J. Barton
                                        -------------------------------------
                                               Mathias J. Barton
                                          Chief Financial Officer and
                                          Principal Accounting Officer

                           EXHIBIT INDEX


 Exhibit Number       Description


10.1 Third Amended and Restated Credit and Security Agreement, dated as of July 24, 2006, between the Borrower and Wachovia.


10.1.1 Amendment No. 1 dated December 24, 2007, to the Third Amended and Restated Credit and Security Agreement, dated as of July 24, 2006.